Exhibit 16.1
KILLMAN, MURRELL & COMPANY, P.C.
Certified Public Accountants

3300 N. A Street, Bldg. 4, Suite 200 Midland, Texas 79705 (432) 686-9381 Fax (432) 684-6722	1931 E. 37th Street, Suite 7 Odessa, Texas 79762 (432) 363-0067 Fax (432) 363-0376	2626 Royal Circle Kingwood, Texas 77339 (281) 359-7224 Fax (281) 359-7112
November 16, 2005
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549
Dear Sirs/Madams:
We have read Item 4.01 of the Form 8-K of Moliris Corp. dated November 16, 2005, and agree with the statements concerning our Firm, contained therein.
Yours Truly,

/s/ Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.